Exhibit 99.1

POSTAL REALTY TRUST, INC. REPORTS THIRD QUARTER 2020 RESULTS

- Acquired 123 USPS Properties for $27.6 Million During Quarter -

- Increased Rental Income 13.6% Quarter-Over-Quarter -

- Raised Dividend for Third Time in 2020 and Over 54% in Past Year -

- Executed Agreements to Acquire $10.1 Million in Postal Properties -

- Entered into Material Agreement for $47.0 Million Industrial Facility -

Cedarhurst, New York, November 10, 2020 (Business Wire) — Postal Realty Trust, Inc. (NYSE: PSTL), an internally managed real estate investment trust that owns properties leased to the United States Postal Service (“USPS”), today announced results for the quarter ended September 30, 2020.

Highlights for Quarter Ended September 30, 2020 and Subsequent Events

●	Completed acquisitions of 123 USPS properties for $27.6 million

●	Grew rental income 13.6% reflecting the accretive contribution from acquired properties

●	Net loss attributable to common stockholders was approximately $15.2 thousand, or $(0.01) per diluted share

●	Funds from Operations was $2.4 million, or $0.21 per diluted share

●	Adjusted Funds from Operations was $2.8 million, or $0.24 per diluted share

●	Successfully raised $52.2 million to support ongoing growth

●	Raised quarterly dividend 5.0% to $0.86 per share on an annualized basis

●	Acquired $8.0 million of USPS properties comprised of 14 buildings, subsequent to quarter-end

●	Executed agreements to acquire 12 postal properties for approximately $10.1 million

●	Entered into a material agreement to purchase a $47.0 million industrial facility

Andrew Spodek, Chief Executive Officer commented, “Postal Realty had another successful quarter adding 123 USPS properties to our platform. Revenues for our geographically diversified portfolio have grown over 100% over the last 12 months. This growth allowed us to raise our dividend more than 54% in the last year. Our pipeline remains active and we are seeing a broader range of postal properties including office, warehouse and distribution facilities. Given the third quarter’s acquisition activity and opportunities in our pipeline, we expect to reach our $100 million target for acquisitions for 2020 within our stated average cap rate range of 7-9%. The capital we raised in the third quarter is fueling our consolidation thesis. The stable nature of our tenant, the US Postal Service, provides us with visibility on our cash flows and the confidence to provide our shareholders with an increased AFFO- covered dividend and an attractive total return over the long term.”

Property Portfolio

As of September 30, 2020, the Company owned 691 postal properties located in 47 states and comprising approximately 2.1 million net leasable interior square feet. During the third quarter, the Company acquired 123 USPS properties for $27.6 million, comprising approximately 325,000 net leasable interior square feet and increased rental income by 13.6% quarter-over-quarter.

As of November 6, 2020, the portfolio is 100% occupied and the Company has received 100% of its rents. The Company has a letter of intent on all 60 properties that have expired or are scheduled to expire in 2020 and has received 29 fully executed leases.

The Company has received notice on one property located in Ohio which the USPS intends to vacate in August 2021. This property comprises less than 0.7% of the portfolio’s current revenues.

Acquisitions

Subsequent to the end of the third quarter, the Company closed on the acquisition of 14 postal properties for $8.0 million comprising approximately 75,000 net leasable interior square feet. As of November 6, 2020, the Company’s portfolio is 100% occupied, comprised of 705 properties across 47 states with approximately 2.2 million net leasable interior square feet and a weighted average rental rate of $9.94 per leasable square foot.

In addition, the Company has entered into agreements to acquire 12 postal properties for approximately $10.1 million. The majority of these transactions are anticipated to close during the fourth quarter subject to the satisfaction of customary closing conditions. Furthermore, the Company has signed a material agreement for a 100% occupied, approximately 431,000 square foot industrial building in Warrendale, Pennsylvania for $47.0 million. The USPS occupies 73% of this property as a distribution facility with the balance occupied by two other tenants. The Company is currently performing formal due diligence procedures customary for this transaction and cannot provide assurance as to the timing of when, or on what terms, the transaction will close, if at all.

Balance Sheet & Capital Markets Activity

As of September 30, 2020, the Company had unrestricted cash of $7.8 million on the balance sheet, $65.8 million of debt that had a weighted average interest rate of 2.48% at the end of the quarter and a fixed charge coverage ratio of 7.2x.

On July 20, 2020, the Company closed its first follow-on offering selling 4,021,840 shares of common stock at $13.00 per share. Gross proceeds to the Company were approximately $52.2 million. Proceeds were used to pay down a portion of the Company’s line of credit and to fund the acquisition of additional postal properties.

Dividend

On October 30, 2020, the Company declared a quarterly dividend of $0.215 per share of Class A common stock, representing a 5% increase compared to the prior quarter. The new dividend equates to $0.86 per share on an annualized basis. The dividend is payable on November 30, 2020 to stockholders of record as of the close of business on November 16, 2020. The Company has increased its dividend every quarter since IPO.

Webcast and Conference Call Details

Postal Realty Trust will host a webcast and conference call to discuss the third quarter 2020 financial results on November 10, 2020 at 5:00 P.M. Eastern Time. A live audio webcast of the conference call will be available on the Company’s investor website at https://investor.postalrealtytrust.com/QuarterlyResults. To participate in the conference call, callers from the United States and Canada should dial-in ten minutes prior to the scheduled call time at 1-877-407-9208 International callers should dial 1-201-493-6784. The passcode for the call is 13712448.

Replay

A telephonic replay of the call will also be available from 8:00 P.M. Eastern Time on November 10, 2020, through 11:59 P.M. Eastern Time on November 24, 2020, by dialing 1-844-512-2921 in the United States and Canada or 1-412-317-6671 internationally and entering passcode 13712448.

Non-GAAP Supplemental Financial Information

An explanation of certain non-GAAP financial measures used in this press release, including, FFO and AFFO, as well as reconciliations of those non-GAAP financial measures, to the most directly comparable GAAP financial measure, is included below.

The Company calculates FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines FFO as follows: net income (loss) (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by an entity. Other REITs may not define FFO in accordance with the NAREIT definition or may interpret the current NAREIT definition differently than the Company does and therefore its computation of FFO may not be comparable to such other REITs.

The Company calculates AFFO by starting with FFO and adjusting for recurring capital expenditures (defined as all capital expenditures and beginning with Q3 2020, leasing costs that are recurring in nature, excluding beginning with Q2 2020 as a policy change all capital improvements that are planned at the acquisition of a property or obtaining a lease or lease renewal) and acquisition related expenses (defined as acquisition-related expenses that are incurred for investment purposes and do not correlate with the ongoing operations of its existing portfolio, including due diligence costs for acquisitions not consummated and certain auditing and accounting fees incurred that were directly related to completed acquisitions or dispositions) that are not capitalized and then adding back non-cash items including: non-real estate depreciation, loss on extinguishment of debt, write-off and amortization of debt issuance costs, straight-line rent adjustments, (beginning with Q3 2020, including lump sum catch up payments for increased rents), fair value lease adjustments and non-cash components of compensation expense. AFFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of its operating performance. The Company believes that AFFO is widely-used by other REITs and is helpful to investors as a meaningful additional measure of its ability to make capital investments. Other REITs may not define AFFO in the same manner as the Company does and therefore its calculation of AFFO may not be comparable to such other REITs.

These metrics are non-GAAP financial measures and should not be viewed as an alternative measurement of its operating performance to net income. Management believes that accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. As a result, the Company believes that the additive use of FFO and AFFO, together with the required GAAP presentation, is widely-used by its competitors and other REITs and provides a more complete understanding of its performance and a more informed and appropriate basis on which to make investment decisions.

Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements.” Forward-looking statements include statements regarding the proposed public offering and other statements identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements, include, among other factors, change in the status of the USPS as an independent agency of the executive branch of the U.S. federal government, change in the structure and organization of the USPS and increased congressional oversight and regulation of the USPS, change in the demand for postal services delivered by the USPS, our ability to come to an agreement with the USPS regarding new leases, the solvency and financial health of the USPS, defaults on, early terminations of or non-renewal of leases by the USPS, the competitive market in which we operate, changes in the availability of acquisition opportunities, our inability to successfully complete real estate acquisitions or dispositions on the terms and timing we expect, or at all, our failure to successfully operate developed and acquired properties, adverse economic or real estate developments, either nationally or in the markets in which our properties are located, decreased rental rates or increased vacancy rates, change in our business, financing or investment strategy or the markets in which we operate, fluctuations in mortgage rates and increased operating costs, changes in the method pursuant to which reference rates are determined and the phasing out of LIBOR after 2021, general economic conditions, financial and capital market fluctuations, our failure to generate sufficient cash flows to service our outstanding indebtedness, our failure to obtain necessary outside financing on favorable terms or at all, the Company’s expected capitalization rates and the Company’s ability to close on pending transactions on the terms or timing it expects, if at all, failure to hedge effectively against interest rate changes, our reliance on key personnel whose continued service is not guaranteed, the outcome of claims and litigation involving or affecting us, changes in real estate, taxation, zoning laws and other legislation and government activity and changes to real property tax rates and the taxation of REITs in general, operations through joint ventures and reliance on or disputes with co-venturers, cybersecurity threats, environmental uncertainties and risks related to adverse weather conditions and natural disasters, governmental approvals, actions and initiatives, including the need for compliance with environmental requirements, lack or insufficient amounts of insurance, limitations imposed on our business in order to qualify and maintain our status as a REIT and our failure to qualify for or maintain such status, public health threats such as COVID-19 and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the USPS’s terminations or non-renewals of leases, changes in demand for postal services delivered by the USPS, the solvency and financial health of the USPS, competitive, financial market and regulatory conditions, disruption in market, economic and financial conditions as a result of the ongoing COVID-19 pandemic, general real estate market conditions, the Company’s competitive environment, the Company’s ability to make distributions and pay dividends to its stockholders when and as declared by the Company’s board of directors as it has in the past and other factors set forth under “Risk Factors” in the Company’s filings with the Securities and Exchange Commission. Any forward-looking statement made in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. Unless otherwise stated, historical financial information and per share and other data are as of November 6, 2020 or relate to the quarter ended September 30, 2020. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable securities laws.

About Postal Realty Trust, Inc.

Postal Realty Trust, Inc. is an internally managed real estate investment trust that owns and manages over 1,000 properties leased to the USPS. The Company believes it is one of the largest owners and managers of properties leased to the USPS.

Contact:

Investor Relations and Media Relations

Email: Investorrelations@postalrealtytrust.com

Phone: 516-232-8900

Postal Realty Trust, Inc. and Predecessor
Consolidated and Combined Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues:
Rental income	$5,270,143	$2,387,082	$14,211,317	$5,735,896
Tenant reimbursements	743,622	342,419	1,997,716	852,504
Fee and other income	282,703	278,846	890,008	842,097
Total revenues	6,296,468	3,008,347	17,099,041	7,430,497

Operating expenses:
Real estate taxes	797,996	353,663	2,136,805	880,117
Property operating expenses	460,033	332,892	1,261,515	821,839
General and administrative	2,027,284	1,601,727	6,245,732	2,970,101
Depreciation and amortization	2,394,332	1,066,338	6,590,982	2,314,553
Total operating expenses	5,679,645	3,354,620	16,235,034	6,986,610

Income (loss) from operations	616,823	(346,273)	864,007	443,887

Interest expense, net:
Contractual interest expense	(484,272)	(48,916)	(1,757,413)	(635,423)
Write-off and amortization of deferred financing fees	(123,650)	(4,523)	(343,511)	(9,558)
Loss on early extinguishment of predecessor debt	—	—	—	(185,586)
Interest income	668	1,136	2,155	3,394
Total interest expense, net	(607,254)	(52,303)	(2,098,769)	(827,173)

Income (loss) before income tax (expense) benefit	9,569	(398,576)	(1,234,762)	(383,286)
Income tax (expense) benefit	(29,754)	6,259	(44,876)	(39,749)
Net loss	(20,185)	(392,317)	(1,279,638)	(423,035)
Net income attributable to non-controlling interest in properties	—	—	—	(4,336)
Net income attributable to Predecessor	—	—	—	(463,414)
Net (income) loss attributable to Operating Partnership unitholders’ non-controlling interests	5,001	84,348	436,149	191,020

Net loss attributable to common stockholders	$(15,184)	$(307,969)	$(843,489)	$(699,765)
Net loss per share:
Basic and Diluted	$(0.01)	$(0.06)	$(0.18)	$(0.14)

Weighted average common shares outstanding:
Basic and Diluted	8,425,708	5,164,264	6,276,145	5,164,264

Postal Realty Trust, Inc.

Consolidated Balance Sheets

	September 30, 2020	December 31, 2019
	(Unaudited)
Assets
Investments:
Real estate properties, at cost:
Land	$38,603,504	$25,147,732
Building and improvements	144,763,204	92,873,637
Tenant improvements	3,227,454	2,562,293
Total real estate properties, at cost	186,594,162	120,583,662
Less: Accumulated depreciation	(11,875,852)	(8,813,579)
Total real estate properties, net	174,718,310	111,770,083
Investment in financing lease, net	516,164	–
Total investments	175,234,474	111,770,083
Cash	7,786,677	12,475,537
Rent and other receivables	2,728,818	1,710,314
Prepaid expenses and other assets, net	3,669,503	2,752,862
Escrow and reserves	694,910	708,066
Deferred rent receivable	145,690	33,344
In-place lease intangibles, net	9,349,264	7,315,867
Above market leases, net	54,667	22,124
Total Assets	$199,664,003	$136,788,197

Liabilities and Equity
Liabilities:
Secured borrowings, net	$16,599,366	$3,211,004
Revolving credit facility	49,000,000	54,000,000
Accounts payable, accrued expenses and other	4,537,644	3,152,799
Below market leases, net	8,379,874	6,601,119
Total Liabilities	78,516,884	66,964,922

Commitments and Contingencies

Equity:
Class A common stock, par value $0.01 per share; 500,000,000 shares authorized, 9,449,352 and 5,285,904 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	94,494	52,859
Class B common stock, par value $0.01 per share; 27,206 shares authorized: 27,206 shares issued and outstanding as of September 30, 2020 and December 31, 2019	272	272
Additional paid-in capital	101,303,229	51,396,226
Accumulated deficit	(8,246,422)	(2,575,754)
Total Stockholders’ Equity	93,151,573	48,873,603
Operating Partnership unitholders’ non-controlling interests	27,995,546	20,949,672
Total Equity	121,147,119	69,823,275
Total Liabilities and Equity	$199,664,003	$136,788,197

Postal Realty Trust, Inc.
Reconciliation of Net Loss to FFO and AFFO

(Unaudited)

Three months ended September 30, 2020

Net loss	$(20,185)
Depreciation and amortization of real estate assets	2,394,332
FFO	$2,374,147
Recurring capital expenditures	(51,476)
Amortization of debt issuance costs	123,650
Straight-line rent adjustments	(47,775)
Fair value lease adjustments	(322,687)
Acquisition related expenses	118,732
Non-cash components of compensation expense	569,901
AFFO	$2,764,492
FFO per common share and common unit outstanding	$0.21
AFFO per common share and common unit outstanding	$0.24
Weighted average common shares and common units outstanding	11,524,405